EXHIBIT 99.1

For immediate release
October 15, 2003

For more information contact:

Investors:	Media:
Glenda Allred or Sarah H. Moore	Bob Howell (334) 240-5025
at (334) 240-5064

COLONIAL BANCGROUP ANNOUNCES

RECORD NET INCOME

MONTGOMERY, AL — The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder, announced today that the Company earned record net income for the quarter ended September 30, 2003 of $39 million or $0.31 cents per diluted share, a 7% increase in earnings per share over the third quarter of 2002. Net income for the quarter increased 10% over the third quarter 2002 and net income for the nine months ended September 30, 2003 increased 6.5% compared to the corresponding period in the prior year.

“Our strong results during a weak economy demonstrate that our strategy of locating in high growth markets and lending to strong borrowers with sound collateral is paying off for our shareholders,” said Mr. Lowder.

Colonial’s net interest income for the quarter increased by $14 million or 12% over the third quarter 2002. For the nine months ended September 30, 2003, net interest income increased $34 million, or 10%, over the corresponding period in the prior year. Net interest margin was stable at 3.42% for the quarter ended September 30, 2003.

Colonial’s core (non-time) deposits grew $201 million, or 15% annualized from June 30, 2003 to September 30, 2003 and $495 million, or 13%, annualized, from December 2002 to

September 30, 2003. Total deposits, including time deposits, increased $164 million, or 7% annualized, from June 30, 2003.

Loan balances excluding mortgage warehouse loans grew $117 million, or 5% annualized, from June 30, 2003 to September 30, 2003 and $243 million, or 3% annualized, from December 31, 2002 to September 30, 2003. Mortgage warehouse loan volume is impacted by the level and direction of mortgage rates and their effect on mortgage refinancing and financing of new home purchases. Long term mortgage rates increased 74 basis points from the beginning of the current quarter to the end of the quarter causing a significant slow down in mortgage applications for both home purchases and refinancing. As such, mortgage warehouse loans decreased $477 million and $526 million from June 30, 2003 and December 31, 2002, respectively, resulting in an overall decrease in loan balances of $360 million and $283 million from June 30, 2003 and December 31, 2002, respectively.

Mortgage loans held for sale are impacted by the same factors as mortgage warehouse lending, consequently, mortgage loans held for sale decreased $151 million from June 30, 2003 to September 30, 2003.

Credit quality remained strong with nonperforming assets as a percentage of loans and ORE improving to 0.72% at September 30, 2003 from 0.78% at December 31, 2002. Annualized net charge-offs were 0.35% of average loans for the third quarter 2003 and 0.31% year to date. We expect these credit quality indicators to continue to be among the best for banks over $10 billion in assets. Provision for loan losses charged to expense was $9.3 million in the third quarter 2003 compared to $10.8 million in the second quarter 2003 and $6.8 million in the third quarter 2002. The reserve for loan losses has remained within a range of 1.16% to 1.22% of total loans over the past several quarters fluctuating as mortgage warehouse volumes have increased and decreased. Loan loss reserves net of allowances for mortgage warehouse loans and 1-4 family mortgage loans has remained substantially consistent as a percentage of loans throughout 2003 at 1.49% at September 30, 2003 compared to 1.50% at December 31, 2002.

Also during the quarter, the Company issued $100 million of junior subordinated debt which currently qualifies as Tier I Capital.

“Our relationship building and income diversification efforts are reflected in year over year increases in noninterest income. We are extremely pleased to have marked improvement in each major component of noninterest income this year,” said Mr. Lowder.

Total noninterest income, excluding securities gains, increased $7.1 million, or 28%, for the third quarter 2003 compared to the third quarter of 2002.

Noninterest income, excluding securities gains, decreased $120,000 from the second quarter 2003, primarily due to a decrease in mortgage origination income which was offset by growth in other components of noninterest income such as service charges, financial planning services, electronic banking services and other income.

Like mortgage warehouse lending, mortgage loan origination income has a high degree of correlation with mortgage refinancing and financing of new home purchases. As mortgage rates rose in the second half of the quarter, mortgage activity for both purchase and refinance slowed dramatically, therefore, noninterest income from mortgage loan originations decreased by $1.9 million, from the second quarter of 2003, although it was $416,000, or 11%, above the prior year third quarter and $6.1 million, or 69%, over the nine months ended September 30, 2002.

As a result of the Company’s growth in core deposits and revenue enhancement initiatives, service charges on deposit accounts increased $944,000, or 7%, from the second quarter to third quarter 2003 and $2.9 million, or 25%, over the third quarter of the prior year.

Income from financial planning services increased $271,000, or 8%, over the second quarter 2003 and $564,000, or 18%, from the third quarter 2002.

Noninterest expenses were $93.7 million in the current quarter compared to $91.3 million for the second quarter 2003. This 2.6% increase is primarily due to salaries and incentive related compensation, opening of three new branches during the quarter as well as normal fluctuations in various other operating expenses.

Colonial BancGroup currently operates 274 offices with $15.8 billion in assets in Florida, Alabama, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

More detailed information on Colonial BancGroup’s quarterly earnings is available on the company’s website at www.colonialbank.com or in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2003 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either internationally, nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent and future acquisitions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne by subsequent events; (vii) changes which may occur in the regulatory environment and (viii) other factors more fully discussed in our periodic reports filed with the Securities and Exchange Commission. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “anticipates” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions, except per share amounts)	September 30, 2003	December 31, 2002	September 30, 2002	% Change September 30, ‘02 to ‘03
Total assets	$15,835	$15,822	$15,089	5%
Loans	11,409	11,692	11,196	2%
Total earning assets	14,685	14,716	14,050	5%
Core (non-time) deposits	5,445	4,950	4,708	16%
Shareholders' equity	1,112	1,071	1,053	6%
Book value per share	$8.94	$8.66	$8.52	5%

	Nine Months Ended		% Change September 30, ‘02 to ‘03	Three Months Ended		% Change September 30, ‘02 to ‘03
Earnings Summary (In thousands, except per share amounts)	September 30, 2003	September 30, 2002		September 30, 2003	September 30, 2002
Net interest income (taxable equivalent)	$377,590	$343,856	10%	$130,127	$116,610	12%
Provision for loan losses	28,176	24,777	14%	9,306	6,803	37%
Noninterest income	96,008	72,354	33%	32,263	25,996	24%
Noninterest expense	273,675	227,269	20%	93,727	80,361	17%
Income from continuing operations	$112,189	$106,069	6%	$38,812	$35,835	8%
Net income	$112,189	$105,364	6%	$38,812	$35,130	10%
EARNINGS PER SHARE:
Income from continuing operations
Basic	$0.90	$0.90	0%	$0.31	$0.30	3%
Diluted	$0.90	$0.89	1%	$0.31	$0.30	3%
Net Income
Basic	$0.90	$0.89	1%	$0.31	$0.29	7%
Diluted	$0.90	$0.88	2%	$0.31	$0.29	7%
Average shares outstanding	124,050	118,201		124,354	119,457
Average diluted shares outstanding	124,768	119,305		125,180	120,400

Nonperforming Assets	September 30, 2003	December 31, 2002	September 30, 2002
Total non-performing assets ratio	0.72%	0.78%	0.70%
Allowance as a percent of nonperforming loans	208%	191%	237%
Net charge-offs ratio (annualized):
Quarter to date	0.35%	0.44%	0.27%
Year to date	0.31%	0.29%	0.24%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED STATEMENT OF INCOME (unaudited)

						Nine Months Ended
Earnings Summary (Dollars in thousands, except per share amounts)	3rd Qtr. 2003	2nd Qtr. 2003	1st Qtr. 2003	4th Qtr. 2002	3rd Qtr. 2002	September 30, 2003	September 30, 2002
Net interest income	$129,576	$125,149	$121,102	$119,540	$115,879	$375,827	$341,630
Provision for loan loss	9,306	10,810	8,060	11,203	6,803	28,176	24,777
Noninterest income:
Service charges on deposit accounts	14,304	13,360	11,713	11,883	11,404	39,377	33,058
Financial planning services	3,764	3,493	4,268	2,726	3,200	11,525	8,326
Electronic banking	2,489	2,710	2,433	2,075	2,184	7,632	6,182
Mortgage origination	4,274	6,126	4,590	5,119	3,858	14,990	8,885
Securities gains, net	142	1,947	1,770	4,062	976	3,859	1,639
Other income	7,290	6,552	4,783	4,113	4,374	18,625	14,264

Total noninterest income	32,263	34,188	29,557	29,978	25,996	96,008	72,354
Noninterest expense:
Salaries and employee benefits	50,295	48,172	47,158	44,190	42,591	145,625	120,045
Occupancy and equipment expenses	20,592	20,461	19,507	19,178	17,921	60,560	51,286
Amortization of intangibles	1,085	1,086	1,086	1,046	892	3,257	1,767
Merger related expenses	—	62	123	476	321	185	398
Other expense	21,755	21,553	20,740	20,620	18,636	64,048	53,773

Total noninterest expense	93,727	91,334	88,614	85,510	80,361	273,675	227,269
Income from continuing operations before tax	58,806	57,193	53,985	52,805	54,711	169,984	161,938
Income tax	19,994	19,446	18,355	18,003	18,876	57,795	55,869

Income from continuing operations	38,812	37,747	35,630	34,802	35,835	112,189	106,069
Discontinued operations, net of tax	—	—	—	(141)	(705)	—	(705)

Net Income	$38,812	$37,747	35,630	$34,661	$35,130	112,189	105,364
Exclude discontinued operations, net of tax	—	—	—	141	705	—	705
Intangible amortization expense, net of tax	716	717	717	685	584	2,150	1,157

CASH BASIS EARNINGS FROM CONTINUING OPERATIONS	$39,528	$38,464	$36,347	$35,487	$36,419	$114,339	$107,226

Earnings per share—Diluted
Income from continuing operations	$0.31	$0.30	$0.29	$0.28	$0.30	$0.90	$0.89
Cash basis earnings from continuing operations	$0.32	$0.31	$0.29	$0.29	$0.30	$0.92	$0.90
Selected ratios from income from continuing operations
Return on average assets	0.95%	0.96%	0.94%	0.90%	1.01%	0.95%	1.06%
Return on average equity	13.92%	13.73%	13.32%	13.13%	14.34%	13.66%	14.99%
Efficiency ratio	57.72%	57.11%	58.58%	56.93%	56.35%	57.79%	54.60%
Noninterest income*/ avg assets	0.79%	0.87%	0.78%	0.78%	0.74%	0.81%	0.73%
Noninterest expense*/ avg assets	2.30%	2.31%	2.31%	2.24%	2.29%	2.31%	2.27%
Net interest margin	3.42%	3.42%	3.42%	3.35%	3.53%	3.42%	3.67%
Equity to assets	7.02%	6.92%	6.85%	6.77%	6.98%
Tier one leverage	7.13%	6.50%	6.58%	6.50%	6.93%
Selected ratios from cash basis earnings from continuing operations
Return on average tangible assets	0.98%	0.99%	0.98%	0.94%	1.05%	0.98%	1.08%
Return on average equity	14.17%	13.99%	13.59%	13.39%	14.57%	13.92%	15.15%
Return on average tangible equity	18.42%	18.22%	17.80%	17.77%	18.51%	18.15%	18.54%

*Annualized

Note: Discontinued operations are a result of exiting the mortgage servicing business in December 2000.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (Dollars in thousands)	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Assets:
Cash and due from banks	$321,362	$306,661	$344,608	$381,549	$323,944
Interest-bearing deposits in banks and federal funds sold	45,757	20,539	68,090	37,872	126,940
Securities available for sale	2,852,344	2,712,339	2,825,273	2,618,129	2,547,853
Investment securities	10,952	13,071	15,116	20,006	24,248
Mortgage loans held for sale	366,080	517,323	269,488	347,101	154,752
Loans	11,409,448	11,768,847	11,504,074	11,692,430	11,196,422
Less: Allowance for loan losses	(136,625)	(137,618)	(137,681)	(135,265)	(136,360)

Loans, net	11,272,823	11,631,229	11,366,393	11,557,165	11,060,062
Premises and equipment, net	247,068	234,708	234,060	231,574	224,986
Intangible assets, net	254,148	255,234	256,320	257,148	259,841
Other real estate owned	16,809	18,607	20,647	20,602	20,712
Accrued interest and other assets	447,176	497,794	354,065	351,209	345,387

Total Assets	$15,834,519	$16,207,505	$15,754,060	$15,822,355	$15,088,725

Liabilities and Shareholders’ Equity:
Non-interest bearing deposits	$1,884,568	$1,930,859	$1,906,310	$1,734,321	$1,618,195
Interest-bearing deposits	3,002,640	2,766,449	2,788,073	2,704,479	2,606,538
Savings deposits	558,071	546,866	529,521	511,643	483,387

Total core deposits	5,445,279	5,244,174	5,223,904	4,950,443	4,708,120
Time deposits	3,859,949	3,896,978	4,153,379	4,369,292	4,447,831

Total deposits	9,305,228	9,141,152	9,377,283	9,319,735	9,155,951
Short-term borrowings	3,352,913	4,018,276	3,282,589	3,355,678	2,748,976
Subordinated debt	284,926	285,543	287,375	283,317	286,356
Trust preferred securities (1)	—	201,490	197,509	197,878	194,946
Junior subordinated debt (1)	305,425	—	—	—	—
FHLB and other long-term debt	1,407,973	1,287,008	1,437,092	1,517,339	1,562,405
Other liabilities	66,260	151,986	92,593	76,972	86,834

Total liabilities	14,722,725	15,085,455	14,674,441	14,750,919	14,035,468
Total shareholders’ equity	1,111,794	1,122,050	1,079,619	1,071,436	1,053,257

Total Liabilities and Shareholders’ Equity	$15,834,519	$16,207,505	$15,754,060	$15,822,355	$15,088,725

Common Shares Issued	124,422,742	124,255,988	123,784,053	123,700,015	123,649,591
Common Shares Outstanding	124,422,742	124,255,988	123,784,053	123,700,015	123,649,591
Treasury Shares Outstanding	—	—	—	—	—

(1)	Trust preferred securities have been deconsolidated and reclassified as junior subordinated debt in the current period.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	September 30, 2003			June 30, 2003			September 30, 2002
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
Loans, net of unearned income(2)	$10,073,111	$145,032	5.71%	$10,008,812	$149,206	5.98%	$9,488,834	$155,985	6.53%
Mortgage warehouse lending	1,683,548	16,100	3.79%	1,592,106	16,263	4.10%	1,076,290	11,432	4.16%
Mortgage loans held for sale	605,562	7,301	4.82%	364,505	4,982	5.47%	42,623	625	5.87%
Investment securities and securities available for sale and other interest-earning assets	2,753,446	27,457	3.99%	2,745,904	26,173	3.81%	2,521,772	31,058	4.93%

Total interest-earning assets(1)	15,115,667	$195,890	5.15%	14,711,327	$196,624	5.35%	13,129,519	$199,100	6.02%
Nonearning assets	1,168,279			1,114,053			884,225

Total assets	$16,283,946			$15,825,380			$14,013,744
Liabilities and Shareholders’ Equity:
Interest-bearing non-time deposits	$3,433,979	$6,314	0.73%	$3,306,725	$7,004	0.85%	$2,954,052	$9,511	1.28%
Time deposits	3,829,359	25,742	2.67%	3,999,866	28,964	2.90%	4,413,896	37,643	3.38%
Short-term borrowings	3,582,002	9,813	1.09%	3,373,589	10,857	1.29%	2,131,628	10,318	1.92%
Long-term debt	2,290,825	23,894	4.17%	2,108,847	24,058	4.56%	2,005,537	25,018	4.95%

Total interest-bearing liabilities	13,136,165	$65,763	1.99%	12,789,027	$70,883	2.22%	11,505,113	$82,490	2.84%
Noninterest-bearing demand deposits	1,941,749			1,846,827			1,442,664
Other liabilities	99,689			86,737			74,249

Total liabilities	15,177,603			14,722,591			13,022,026
Shareholders’ equity	1,106,343			1,102,789			991,718

Total liabilities and shareholders’ equity	$16,283,946			$15,825,380			$14,013,744
Rate differential			3.16%			3.13%			3.18%
Net yield on interest-earning assets		$130,127	3.42%		$125,741	3.42%		$116,610	3.53%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(2)	Loans, net of unearned income for the purpose of this presentation excludes mortgage warehouse lending.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Nine Months Ended September 30,
AVERAGE VOLUME AND RATES (unaudited)	2003			2002
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
Loans, net of unearned income(2)	$9,993,862	$444,071	5.94%	$9,330,396	$466,318	6.68%
Mortgage warehouse lending	1,585,351	47,248	3.98%	925,632	29,949	4.27%
Mortgage loans held for sale	397,156	14,898	5.00%	27,873	1,303	6.23%
Investment securities and securities available for sale and other interest-earning assets	2,745,980	81,539	3.96%	2,209,461	87,917	5.31%

Total interest-earning assets(1)	14,722,349	$587,756	5.33%	12,493,362	$585,487	6.26%
Nonearning assets	1,102,778			833,565

Total assets	$15,825,127			$13,326,927
Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$3,320,132	$20,254	0.82%	$2,847,220	$27,601	1.30%
Time deposits	4,030,425	87,165	2.89%	4,268,096	113,744	3.56%
Short-term borrowings	3,271,525	30,454	1.24%	1,870,025	26,116	1.87%
Long-term debt	2,177,637	72,293	4.43%	1,917,182	74,170	5.17%

Total interest-bearing liabilities	12,799,719	$210,166	2.19%	10,902,523	$241,631	2.96%
Noninterest-bearing demand deposits	1,839,122			1,396,336
Other liabilities	88,174			82,004

Total liabilities	14,727,015			12,380,863
Shareholders’ equity	1,098,112			946,064

Total liabilities and shareholders’ equity	$15,825,127			$13,326,927
Rate differential			3.14%			3.30%
Net yield on interest-earning assets		$377,590	3.42%		$343,856	3.67%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(2)	Loans, net of unearned income for the purpose of this presentation excludes mortgage warehouse lending.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS AND LOAN LOSS RESERVE ANALYSIS (unaudited)

NONPERFORMING ASSETS (Dollars in thousands)	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Nonaccrual loans	$65,205	$65,136	$56,927	$70,282	$56,336
Restructured loans	369	384	1,321	417	1,191

Total nonperforming loans	65,574	65,520	58,248	70,699	57,527
Other real estate owned	16,809	18,607	20,647	20,602	20,712

Total nonperforming assets	$82,383	$84,127	$78,895	$91,301	$78,239

Aggregate loans contractually past due 90 days for which interest is being accrued	$7,675	$10,784	$7,689	$21,693	$25,696

Total charge-offs	$31,278	$19,717	$7,081	$35,634	$22,301
Total recoveries	$(4,462)	$(3,200)	$(1,437)	$(4,885)	$(3,849)

Net charge-offs:
Year to date	$26,816	$16,517	$5,644	$30,749	$18,452
Quarter to date	$10,299	$10,873	$5,644	$12,297	$7,167
RATIOS
Period end:
Total nonperforming assets as a percent of net loans and other real estate	0.72%	0.71%	0.68%	0.78%	0.70%
Allowance as a percent of nonperforming assets	166%	164%	175%	148%	174%
Allowance as a percent of nonperforming loans	208%	210%	236%	191%	237%
Net charge-offs as a percent of average net loans (annualized):
Quarter to date	0.35%	0.37%	0.20%	0.44%	0.27%
Year to date	0.31%	0.29%	0.20%	0.29%	0.24%

	September 30, 2003		June 30, 2003		December 31, 2002		September 30, 2002
ALLOWANCE FOR LOAN LOSSES % BY CATEGORY (Dollars in thousands)	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve
Single Family Real Estate:
Short term lines of credit secured by RE loans held for sale	$1,144,498	0.25%	$1,621,008	0.25%	$1,670,226	0.25%	$1,401,035	0.25%
1-4 Family real estate portfolio—held to maturity	1,929,111	0.50%	1,926,053	0.50%	1,950,119	0.50%	1,993,164	0.50%
Other	8,335,839	1.49%	8,221,786	1.51%	8,072,085	1.50%	7,802,223	1.58%

Total loans	$11,409,448	1.20%	$11,768,847	1.17%	$11,692,430	1.16%	$11,196,422	1.22%

Note:	The allowance allocation reflected above for short term lines of credit secured by RE loans held for sale and 1-4 family real estate portfolio loans reflects an internally developed allocation used for illustrative purposes only.

8-K Supplemental

Net Interest Income

Net interest income in the third quarter 2003 grew $4.4 million from the second quarter 2003 due to a $404 million increase in average earning assets. The average balance on loans within the mortgage warehouse lending unit plus mortgage loans held for sale increased $332 million. Average balances on all other loans increased $64 million.

The overall net interest margin was unchanged from second quarter 2003 at 3.42% as a decline of 20 basis points in earning asset yields was offset by decreasing liability costs of 23 basis points.

The Federal Reserve’s 25 basis point rate cut near the end of June lowered average loan yields during the quarter by 31 basis points and 27 basis points on the Mortgage Warehouse Division, and other loans, respectively, but this was offset somewhat by the securities portfolio, where yield improved by 18 basis points. Rates on mortgages held for sale normalized as volumes peaked. Long-term debt costs were reduced during the quarter as an existing fixed rate subordinated debt issuance was swapped to floating. The Company also issued approximately $100 million in junior subordinated debt at a fixed rate of 7.875% which was swapped to a floating rate of LIBOR + 2.03%. Other short-term borrowings and deposits re-priced lower due to the Federal Reserve rate cut.

The bank has lessened its asset sensitivity during the quarter and has moved to a more neutral position.

Loans

Period end loan balances decreased $360 million from June 30, 2003 to September 30, 2003. Change in period-end loan balances for the third quarter consisted of the following:

(in millions)	Period End Balance 6/30/03	Net Internal Change	Period End Balance 9/30/03
Mortgage warehouse loans	$1,621	($477)	$1,144
Single-family real estate	1,618	(28)	1,590
Home Equity Lines	308	31	339
Other loans	8,222	114	8,336

Total	$11,769	($360)	$11,409

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The mortgage warehouse loans decreased to $1.1 billion during the third quarter as a result of a slowdown in mortgage refinancing. Overall lending in our regional banks has increased over previous quarters, and an emphasis on home equity lines has resulted in an increase in equity line balances of approximately 40% annualized for the third quarter 2003 compared to the second quarter of 2003. The decline in single family real estate is a result of the continued shift by consumers from adjustable rate to fixed rate mortgage products.

Forward Looking Statements

Expectations for economic growth seem to be improving despite employment figures, which remain relatively weak. Hence, the market still expects the Federal Reserve to leave short-term rates at these historically-low levels for an extended period.

The increase in mortgage rates from historical lows during the quarter has brought mortgage warehouse volumes down considerably as would be expected. We anticipate mortgage warehouse loans to stabilize around $1 billion during the fourth quarter. Income from this activity is expected to decrease during the remainder of the year.

The steepness in the yield curve is allowing enhanced spread on marginal investment purchases. We plan to add to our securities portfolio given this environment to replace other earning assets.

We expect low single-digit growth in loans, excluding mortgage warehouse loans, for the fourth quarter, with slight improvement expected next year.

Core (non-time) deposit growth is expected to continue at a 10-15% annualized pace, and time deposit balances are expected to be stable or decline slightly for the remainder of the year.

Given current market conditions and the factors mentioned previously, we expect the net interest margin to remain in the range of 3.40% to 3.45%.

Colonial continues to grow internally through opening of new branch locations. Since the beginning of 2003 the Company has opened eight new locations in its existing Florida and Texas markets. Noninterest expense grew $2.4 million, or 2.6%, in the third quarter 2003 compared to the second quarter of 2003. The increase consisted of approximately $409,000 from new branches, $1.9 million in

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salaries and incentive related compensation as well as normal fluctuations in various other expenses. It is anticipated that noninterest expenses will increase over the next few quarters from investments in infrastructure, technology and branches.

The acquisition of Sarasota BanCorporation (Sarasota) is scheduled for completion on October 23, 2003. Sarasota consists of one branch in Sarasota, Florida, with assets of approximately $162 million and deposits of approximately $128 million at September 30, 2003. Management expects no material impact to EPS from this acquisition.

As noted previously, there are a number of uncertainties that would impact the expectations noted above. Colonial, at the present time, has not undertaken major cost cutting initiatives but has preferred to maintain the momentum we have established in growing our customer base and the number and quality of services provided to each customer in some of the country’s fastest-growing markets.

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